SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2018

REGENCY CENTERS CORPORATION

REGENCY CENTERS, L.P.

(Exact name of registrant as specified in its charter)

Florida (Regency Centers Corporation) Delaware (Regency Centers, L.P.)	1-12298 (Regency Centers Corporation) 0-24763 (Regency Centers, L.P.)	59-3191743 (Regency Centers Corporation) 59-3429602 (Regency Centers, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (904)-598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(A) of the Exchange Act.  ☐

Item 8.01	Other Events.

Issuance of 4.125% Notes due 2028

On February 28, 2018, Regency Centers, L.P. (“RCLP”) and Regency Centers Corporation (“Regency”), the general partner of RCLP, entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters named therein, pursuant to which RCLP agreed to issue and sell an aggregate of $300,000,000 principal amount of its 4.125% Notes due 2028 (the “Notes”) priced to the public at 99.837% of principal amount. The Notes are guaranteed as to the payment of principal and interest by Regency. The offering of the Notes is expected to close on March 9, 2018.

The Notes bear interest at a rate of 4.125% per annum and mature on March 15, 2028. Interest on the Notes are payable semi-annually in arrears on March 15 and September 15 of each year, beginning September 15, 2018, to holders of record on the immediately preceding March 1 and September 1.

The Notes will be issued pursuant to the terms of an Indenture dated as of December 5, 2001, as supplemented by the First Supplemental Indenture dated as of June 5, 2007, the Second Supplemental Indenture dated as of June 2, 2010, the Third Supplemental Indenture dated as of August 17, 2015 and the Fourth Supplemental Indenture dated as of January 26, 2017, each among RCLP, Regency, as guarantor, and U.S. Bank National Association, as trustee.

The foregoing is not a complete description of the Underwriting Agreement and is qualified in its entirety by reference to the full text of the Underwriting Agreement attached to this Current Report on Form 8-K as Exhibit 1.1, which is incorporated herein by reference.

Redemption of 6.0% Notes due 2020

On March 1, 2018, RCLP notified U.S. Bank National Association, as trustee, of its intent to redeem on April 2, 2018 the entire $150 million outstanding of 6.0% Notes due 2020. The redemption price will be determined in accordance with the applicable indenture and is expected to be approximately $163.2 million, including accrued and unpaid interest through the proposed redemption date and a make-whole amount as defined in such indenture.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement dated as of February 28, 2018 among Regency Centers, L.P., Regency Centers Corporation, and J.P. Morgan Securities LLC, as representative of the underwriters listed therein

4.1	Form of Global Note for 4.125% Notes due 2028 of Regency Centers, L.P.

4.2	Form of Guarantee of Regency Centers Corporation (included in the Form of Global Note filed as Exhibit 4.1)

5.1	Opinion of Foley & Lardner LLP as to the legality of the securities

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1)

99.1	Press release issued February 28, 2018

99.2	Press release issued March 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION

March 1, 2018	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President and Treasurer

REGENCY CENTERS, L.P.

	By:	Regency Centers Corporation, its general partner

March 1, 2018	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President and Treasurer

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